Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), Peter D. Aquino, the Chief Executive Officer of Primus Telecommunications Group, Incorporated (the “Company”), and James C. Keeley, the acting Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010, to which this Certification is attached as Exhibit 32 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: November 15, 2010

/S/ PETER D. AQUINO	/S/ JAMES C. KEELEY
Peter D. Aquino President, Chairman, Chief Executive Officer (Principal Executive Officer) and Director	James C. Keeley Vice President – Corporate Controller and Acting Chief Financial Officer (Principal Financial Officer)